EXHIBIT 10.23

STOCK PURCHASE AGREEMENT

by and among

CALIFORNIA PIZZA KITCHEN, INC.,

a Delaware corporation

and

RICHARD L. ROSENFIELD,

LARRY S. FLAX, OR HIS SUCCESSORS IN TRUST, AS TRUSTEE OF THE LARRY S.

FLAX REVOCABLE TRUST DATED 6-18-02, AS MAY BE AMENDED FROM TIME TO

TIME,

CLINT B. COLEMAN

and

GERALDINE WISE

Dated as of April 25, 2005

TABLE OF CONTENTS

Article I. PURCHASE AND SALE OF SECURITIES		2

1.1	Purchase and Sale of Securities	2
1.2	Liquor License	2
1.3	Share Purchase Price	2
1.4	Option Purchase	2
1.5	Closing Costs and Expenses	2
1.6	Transactions to be Effected at the Closing	3

Article II. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE SELLING SHAREHOLDERS		3

2.1	Several Representations and Warranties of the Sellers	3
2.2	Joint and Several Representations and Warranties of the Selling Shareholders	4

Article III. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER		7

3.1	Organization and Good Standing	7
3.2	Absence of Conflicts	7
3.3	Corporate Power and Authority	8
3.4	Brokers’ Fees	8

Article IV. GENERAL PROVISIONS		8

4.1	Survival of Representations, Warranties and Covenants	8
4.2	Indemnification	8
4.3	Complete Agreement	11
4.4	Further Action	11
4.5	Notices	11
4.6	Publicity	13
4.7	Remedies	13
4.8	Waiver of Trial by Jury	13
4.9	Attorneys’ Fees	13
4.10	Construction of Agreement	13
4.11	Severability	14
4.12	Assignment; Successors and Assigns	14
4.13	Time of Essence	14
4.14	No Obligations to Third Parties	14
4.15	Governing Law	14

EXHIBITS

Exhibit A	Ownership of Securities
Exhibit B	Landlord Consent

- i -

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 25th day of April, 2005 (the “Closing Date”) by and among Richard L. Rosenfield, an individual (“Rosenfield”), Larry S. Flax, or his successors in trust, as Trustee of the Larry S. Flax Revocable Trust dated 6-18-02, as may be amended from time to time (“Flax” and, together with Rosenfield, the “Selling Shareholders”), Clint B. Coleman, an individual (“Coleman”), and Geraldine Wise, an individual (“Wise” and, together with Coleman, the “Optionholders”), and California Pizza Kitchen, Inc., a Delaware corporation (“Purchaser”).

R E C I T A L S

WHEREAS, LA Food Show, Inc., a California corporation (the “Company”) has issued and has outstanding 2,000,000 shares of Series A 8% Convertible Preferred Stock (“Series A Preferred Stock”), 2,000,000 shares of common stock (“Common Stock”) and options to purchase 60,000 shares of Common Stock (the “Options”);

WHEREAS, Purchaser is the record and beneficial owner of 1,000,000 shares of Series A Preferred Stock;

WHEREAS, Rosenfield is the record and beneficial owner of 500,000 shares of Series A Preferred Stock and 1,000,000 shares of Common Stock (the “Rosenfield Shares”) and Flax is the record and beneficial owner of 500,000 shares of Series A Preferred Stock and 1,000,000 shares of Common Stock (the “Flax Shares” and, together with the Rosenfield Shares, the “Shares”);

WHEREAS, Coleman holds an Option to purchase 40,000 shares of Common Stock and Wise holds an Option to purchase 20,000 shares of Common Stock (the shares issuable upon exercise of the Options are referred to herein as the “Option Shares”);

WHEREAS, the Company owns and operates an LA Food Show restaurant (the “Restaurant”) located in the Manhattan Village Shopping Center in Manhattan Beach, California on premises leased by the Company (the “Real Property”), and conducts other business necessary or convenient to the foregoing (collectively, the “Business”);

WHEREAS, pursuant to an Employee Leasing Agreement dated as of September 28, 2003 between Purchaser and Seller (the “Employee Leasing Agreement”), Purchaser leases restaurant operating personnel to the Company and also provides administrative and support services to the Company;

WHEREAS, Purchaser desires to purchase from the Selling Shareholders and the Optionholders (collectively, the “Sellers”), and the Sellers desire to sell to Purchaser, the Shares and the Options (collectively, the “Securities”); and

WHEREAS, Purchaser and Sellers desire to make certain representations, warranties, covenants and agreements in connection with the sale of the Securities.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

ARTICLE I.

PURCHASE AND SALE OF SECURITIES

1.1 Purchase and Sale of Securities. Subject to the terms and conditions set forth herein, each Seller hereby sells to Purchaser and Purchaser hereby purchases from each Seller, free and clear of all liens, mortgages, charges, security interests, claims, options, voting trusts, proxies or other restrictions or encumbrances of any kind or nature whatsoever (collectively, “Liens”), other than the Permitted Encumbrances (as hereinafter defined), all of such Seller’s right, title and interest in and to the Securities set forth opposite such Seller’s name on Exhibit A to this Agreement.

1.2 Liquor License. In connection with Purchaser’s purchase of the Securities, the Sellers shall execute as necessary (and shall cause the Company and any necessary third parties to execute) any and all documents and filings and take any and all other actions which are required for the license transfer request, and as a result of the transactions contemplated hereby in order to permit the Company to continue to hold and operate under a liquor license issued by the California Department of Alcoholic Beverage Control (the “ABC”).

1.3 Share Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price to be paid by Purchaser to the Selling Shareholders for the Shares shall be Five Million Nine Hundred Eighty-Three Thousand Eight Hundred Forty Dollars ($5,938,840) (the “Purchase Price”), with 50% of the Purchase Price payable to Rosenfield as consideration for the Rosenfield Shares, and 50% of the Purchase Price payable to Flax as consideration for the Flax Shares. The Purchase Price shall be payable in United States Dollars.

1.4 Option Purchase. At the closing of the transactions contemplated by this Agreement (the “Closing”), the Optionholders shall sell the Options to Purchaser for consideration equal to Twenty Thousand Dollars ($20,000) in the case of Wise, and Forty Thousand Dollars ($40,000) in the case of Coleman (the “Option Consideration”). Purchaser shall withhold from the Option Consideration paid to each Optionholder all FICA taxes and other amounts required to be withheld by Purchaser pursuant to applicable provisions of the Internal Revenue Code (the “IRC”) and regulations promulgated thereunder. Purchaser shall report the Option Consideration payable to or for the benefit of each Optionholder on such Optionholder’s 2005 Form W-2. The Sixty Thousand Dollars ($60,000) in Option Consideration set forth above, together with all taxes and other amounts required to be paid in respect thereof by Purchaser, is referred to herein as the “Aggregate Option Consideration.”

1.5 Closing Costs and Expenses. Except as otherwise provided in this Agreement, Purchaser, on the one hand, and the Selling Shareholders, on the other hand, shall each pay their own legal and accounting fees and expenses (and, in the case of the Selling Shareholders, the legal and accounting fees and expenses of the Optionholders).

1.6 Transactions to be Effected at the Closing. At the Closing:

(i) each Seller shall deliver to Purchaser stock certificates or option agreements representing the Securities set forth opposite such Seller’s name on Exhibit A hereto (if any), duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed;

(ii) Purchaser shall deliver to the Selling Shareholders an amount in cash equal to the Purchase Price as provided in Section 1.3;

(iii) Purchaser shall deliver to the Optionholders an amount in cash equal to the Option Consideration, less applicable withholdings as provided in Section 1.4; and

(iv) The Selling Shareholders shall provide Purchaser with a true and correct copy of the request for consent delivered by the Company to the landlord under that certain Shopping Center Lease, dated August 28, 2002, between Madison Manhattan Village, LLC and the Company (the “Lease”), relating to the Real Property, which consent from such landlord is required pursuant to Section 17.1 of the Lease (and which may not be withheld by such landlord pursuant to Section 17.1 of the Lease) and shall be in the form attached as Exhibit B to this Agreement (the “Consent”).

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE SELLING SHAREHOLDERS

2.1 Several Representations and Warranties of the Sellers. As an inducement for Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, each Seller, severally and not jointly, hereby represents and warrants to Purchaser as follows:

(a) Authority

(i) Such Seller has full power and authority to execute, deliver and perform all the terms and provisions of this Agreement, the other agreements between the parties referred to herein and each instrument and certificate delivered by such Seller pursuant to this Agreement, to consummate the transactions contemplated hereby and thereby, and to perform such Seller’s obligations hereunder and thereunder.

(ii) This Agreement, the other agreements between the parties referred to herein and each instrument and certificate delivered by such Seller pursuant hereto, each constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its respective terms, except as such obligation and enforceability are limited by bankruptcy, insolvency and other similar laws of general application affecting the enforcement of creditors’ rights and by equitable principles.

(iii) Such Seller is not subject to any restriction of any kind or character which (i) prohibits such Seller from entering into this Agreement, the other agreements between the parties referred to herein or any instrument or certificate delivered by such

Seller pursuant hereto or (ii) would prevent or impede such Seller’s performance of or compliance with all or any part of this Agreement, the other agreements between the parties referred to herein or any instrument and certificate delivered by such Seller pursuant hereto or the consummation of the transactions contemplated hereby or thereby.

(b) Absence of Conflicts. Neither the execution and delivery by such Seller of this Agreement or the other agreements between the parties referred to herein, the compliance by such Seller with the terms and conditions hereof or thereof nor the consummation by such Seller of the transactions contemplated hereby or thereby will (a) conflict with any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws or other organizational documents of the Company or the terms of any of the Securities, (b) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to such Seller, the Securities or the Company, or any governmental permit or license issued to the Seller or the Company (other than the license transfer request required by the ABC in connection with the Company’s liquor license as contemplated by Section 1.2 hereof), (c) violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval (other than those which have been duly obtained by such Seller prior to the Closing Date) under, the Lease or any other agreement or instrument by which such Seller, the Company or the Securities are bound, or (d) result in the creation of any Lien upon any of the Securities.

(c) Ownership of the Securities. Such Seller is the record and beneficial owner of the Securities set forth opposite such Seller’s name on Exhibit A hereto, free and clear of all Liens, other than those arising pursuant to the terms of this Agreement or the Shareholders’ Agreement dated as of March 6, 2003 by and among the Company, Rosenfield, Flax and Purchaser (the “Shareholders’ Agreement”) (the foregoing Liens are referred to herein as the “Permitted Encumbrances”). Upon transfer of the Securities to Purchaser on the Closing Date in accordance with Article I, Purchaser will receive good and marketable title to the Securities as set forth opposite such Seller’s name on Exhibit A hereto, free and clear of all Liens other than Permitted Encumbrances and applicable federal and state securities laws.

(d) Brokers’ Fees. No broker, finder or similar agent (“Broker”) has been employed by or on behalf of such Seller in connection with this Agreement or the transactions contemplated hereby, and the Seller has not, jointly or individually, entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder’s fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

2.2 Joint and Several Representations and Warranties of the Selling Shareholders. As an inducement for Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Selling Shareholders, jointly and severally, hereby represent and warrant to Purchaser as follows:

(a) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to own, operate and lease its properties and assets that it now purports to own, operate or lease, to carry on its business as it is now being conducted, and to perform its obligations under this Agreement. The Company is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the nature of the activities conducted by it or the ownership, operation or leasing of the properties and assets owned, operated or leased by it requires such qualification and good standing, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(b) Capital Stock and Title. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, 2,000,000 of which are issued and outstanding; and (ii) 10,000,000 shares of preferred stock, of which 2,000,000 are designated as Series A Preferred Stock, and of which 2,000,000 are issued and outstanding. No other class or series of preferred stock has been authorized by the Company. All of the outstanding shares of capital stock of the Company were issued in compliance with all federal and state securities laws and all legal requirements. All of the outstanding shares of Series A Preferred Stock and Common Stock are duly authorized and validly issued, fully paid and non-assessable. The Securities have not been issued in violation of, and, except pursuant to the terms of this Agreement or the Shareholders’ Agreement, are not subject to any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the Articles of Incorporation or Bylaws of the Company, or any contract, agreement or instrument. Options to purchase 60,000 shares of Common Stock at an exercise price of One Dollar ($1.00) per share are issued and outstanding. Except as set forth above and except for this Agreement or the Shareholders’ Agreement, there are no outstanding options, rights, agreements, convertible or exchangeable securities or other commitments pursuant to which any Seller or the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company.

(c) Title to Properties; Encumbrances. Other than the Lease and the leases for equipment and other assets leased by the Company (the “Personal Property Leases”), there are no leases or licenses pursuant to which the Company or the Sellers lease or license from others real or personal property in connection with the Business or the Company, and the Lease and each of the Personal Property Leases are valid, subsisting and effective in accordance with their respective terms. No consent from any third party is required to consummate the transactions contemplated hereby, except consents which have been received prior to the Closing Date and the Consent.

(d) Litigation. The Selling Shareholders have no notice of any legal action, suit, arbitration or other legal, administrative or governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) (each, an “Action”) and to the knowledge of the Selling Shareholders, there is no pending or threatened Action against or affecting the Sellers, the Company, the Real Property, the Securities or the transactions contemplated hereby.

(e) Income and Other Taxes. To the knowledge of the Selling Shareholders, the Company has timely paid all Taxes that derive from or are related to the Company’s activities prior to the Closing Date, and all such payments were made when due. For purposes of this Agreement, the term “Taxes” means any federal, state, local, or foreign income, payroll, franchise, property, sales, excise or other tax, tariff, duty, assessment or governmental charge of any nature whatsoever, including any interest, penalty or addition thereon or thereto, imposed, assessed, charged or levied by any governmental authority.

(f) Permits, Licenses, Etc. The Company possesses, and is operating in compliance with, all zoning and other franchises, licenses, permits (including conditional use and other similar permits), certificates, authorizations, rights and other approvals of governmental bodies, agencies and instrumentalities thereof necessary to conduct the Business as currently conducted and as proposed to be conducted (the “Permits”) and the operation of the Restaurant on the Real Property is in compliance with all zoning and other similar laws (without being in compliance as a “permitted, non-conforming use”).

(g) Employees and Labor Matters. The Company has no employees. All personnel engaged in operating the Business are furnished to the Company by Purchaser pursuant to the Employee Leasing Agreement.

(h) Notices. The Company has all consents, authorizations and approvals of any court, arbitrator or any other natural person, corporation, business trust, association, partnership, limited liability company, joint venture, governmental entity or any other entity (each a “Person”) necessary to conduct the Business as it is now being conducted, except for such governmental or regulatory licenses, permits and authorizations the absence of which would not have, individually or in the aggregate, a materially adverse effect on the Company, and none of such governmental or regulatory licenses, permits and authorizations will be impaired as a result of the consummation of the transactions contemplated by this Agreement, except for such impairments which would not have, individually or in the aggregate, a material adverse effect on the Company or the Business.

(i) Contracts. Except for the Personal Property Leases, the Lease, and certain material contracts previously identified to Purchaser (the “Material Contracts”), there is no contract, agreement, lease, permit, commitment, arrangement or other instrument to which the Company is a party which is necessary or convenient to operate the Business as presently conducted or that otherwise affects the Company in any material way. There has not been any default in any obligation to be performed by the Company (or, to the best of the Sellers’ knowledge, any third party) under any Lease, Personal Property Lease or Material Contract, and the Company has not waived any right thereunder or with respect thereto. Each of the Lease, Personal Property Leases and Material Contract is in full force and effect and has not been modified by the parties thereto through any agreement, understanding or course of conduct.

(j) Intellectual Property. The Company is the sole and exclusive owner of all trademarks, trade names, service marks, assumed names, patents and corporate names relating to the Company, in each case free and clear of all Liens, and is listed in the records of the appropriate agency as the sole and exclusive owner of record of each such registration, grant and application listed thereon. The Company has full right to use (without payment) all intellectual property used in the conduct of the Business.

(k) Disclosure. No representation or warranty by the Sellers contained in this Agreement or any other document, exhibit or schedule delivered in connection herewith, and no statement contained in this Agreement or any other document, exhibit or schedule delivered in connection herewith, contains any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein and therein not misleading.

(l) Brokers’ Fees. No Broker has been employed by or on behalf of the Selling Shareholders or the Company in connection with this Agreement or the transactions contemplated hereby, and the Selling Shareholders and the Company have not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder’s fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

(m) Title to Assets. Except for assets held pursuant to the Personal Property Leases and the Lease, the Company is the record, legal, and beneficial owner of, and has good and marketable title to, all of the assets utilized in the operation of the Business, free and clear of all Liens.

ARTICLE III.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Purchaser hereby represents, warrants and covenants to the Sellers as follows:

3.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full corporate power and authority to execute, deliver and carry out all the terms and provisions of this Agreement and the other agreements between the parties referred to herein, to consummate the transactions contemplated hereby and thereby and to perform its obligations under hereunder and thereunder.

3.2 Absence of Conflicts. Neither the execution and delivery of this Agreement by Purchaser or the other agreements between the parties referred to herein, the compliance by Purchaser with the terms and conditions hereof or thereof nor the consummation by Purchaser of the transactions contemplated hereby or thereby will (a) conflict with any of the terms, conditions or provisions of the Certificate of Incorporation, Bylaws or other organizational documents of Purchaser, (b) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to, or any governmental permit or license issued to, Purchaser, or (c) violate or be in conflict with or result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval (other than those which have been duly obtained by Purchaser prior to the Closing Date) under any agreement or instrument by which Purchaser is bound.

3.3 Corporate Power and Authority.

(a) Purchaser has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the other agreements between the parties referred to herein and the consummation of the transactions contemplated hereby and thereby.

(b) This Agreement, each of the other agreements between the parties referred to herein and each instrument and certificate delivered by Purchaser pursuant hereto, each constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, except as such obligation and enforceability are limited by bankruptcy, insolvency and other similar laws of general application affecting the enforcement of creditors’ rights and by equitable principles.

(c) Purchaser is not subject to any restriction of any kind or character which (i) prevents Purchaser from entering into this Agreement or the other agreements between the parties referred to herein or (ii) would prevent or impede its performance of or compliance with all or any part of this Agreement or the other agreements between the parties referred to herein, or the consummation of the transactions contemplated hereby or thereby.

3.4 Brokers’ Fees. No Broker has been employed by or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby, and Purchaser has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder’s fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

ARTICLE IV.

GENERAL PROVISIONS

4.1 Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement or on the Closing Date shall survive any examination by or on behalf of any party hereto and shall survive the Closing Date and the consummation of the transactions contemplated hereby for a period of one year.

4.2 Indemnification.

(a) Each Selling Shareholder, jointly and severally, hereby covenants and agrees to defend, indemnify and save and hold harmless Purchaser, together with its officers, directors, employees, stockholders, agents, attorneys and other representatives, and each person who controls Purchaser within the meaning of the Securities Act, from and against:

(i) Any loss, cost, expense, liability, claim or legal damages (including, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any Action and all costs of investigation) (collectively, the “Damages”) arising out of or resulting from: (A) the failure of any Seller to perform or observe fully any covenant, agreement or provision required to be performed or observed by any of them pursuant to this Agreement; or (B) any claims of third parties claiming compensation, commissions or expenses for services as a Broker or finder based upon obligations incurred by the Company; and

(ii) Seventy-five percent (75%) of any Damages arising out of or resulting from: (A) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by any Selling Shareholder in this Agreement other than those representations, warranties, covenants, or agreements set forth in Section 2.1 of this Agreement, or (B) any actual or threatened Action arising out of or resulting from the conduct of any Seller or the Company’s operations prior to the Closing Date other than those “Actions and Liabilities” (as defined in the Employee Leasing Agreement) for which Purchaser is expressly indemnifying the Company pursuant to Section 7(b) of the Employee Leasing Agreement.

(b) Each Seller, severally and not jointly, hereby covenants and agrees to defend, indemnify and save and hold harmless Purchaser, together with its officers, directors, employees, stockholders, agents, attorneys and other representatives, and each person who controls Purchaser within the meaning of the Securities Act, from and against any Damages arising out of or resulting from: (i) any inaccuracy or breach of any representation, warranty, covenant or agreement made by such Seller in Section 2.1 of this Agreement, or (ii) any claims of third parties claiming compensation, commissions or expenses for services as a Broker or finder based upon obligations incurred by such Seller.

(c) Purchaser covenants and agrees to indemnify and save and hold harmless each Seller, together with such Seller’s heirs, assigns, agents, attorneys and other representatives, from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Purchaser in this Agreement; (ii) the failure by Purchaser to perform or observe any covenant, agreement or condition required to be performed or observed by it pursuant to this Agreement; (iii) any claims of third parties claiming compensation, commissions or expenses for services as a Broker or finder based upon obligations incurred by Purchaser; or (iv) any actual or threatened Action arising out of or resulting from the conduct of the Company or its operations on or after the Closing Date.

(d) In the event that any indemnified party is made a defendant in or party to any action, suit, proceeding or claim, judicial or administrative, instituted by any third party for Damages (any such third party action, suit, proceeding or claim being referred to as a “Claim”), the indemnified party shall give notice thereof as soon as practicable, and in any event within 30 days after the indemnified party receives notice thereof (but, in all events, at least 10 business days prior to the date that an answer to such Claim is due to be filed). The failure to give such notice shall not affect whether an indemnifying party is liable to provide indemnification hereunder unless such failure has resulted in the loss of material substantive rights with respect to the indemnifying party’s ability to defend such Claim. The indemnifying party may contest and defend such Claim so long as the indemnifying party: (i) has a reasonable basis for concluding that such defense may be successful, (ii) diligently contests and defends such Claim, and (iii) acknowledges in writing that it is obligated to provide indemnification with respect to such Claim. Notice of the intention to contest and defend shall be given by the indemnifying party to the indemnified party within 20 days after the indemnified party delivers notice of a Claim (but, in all events, at least 5 business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the indemnifying party and approved by the indemnified party (which approval will not be unreasonably withheld or delayed). The indemnified party shall be entitled, at its own cost and expense (which expense shall not constitute Damages unless the indemnified party reasonably determines that the indemnifying party is not adequately representing or, because of a conflict of interest, may not adequately represent, the interests of the indemnified parties, and has provided the indemnifying party with timely notice of such determination, and then only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the indemnified party elects to participate in such defense, the indemnified party will cooperate with the indemnifying party in the conduct of such defense. Neither the indemnified party nor the indemnifying party may concede, settle or compromise any Claim without the consent of the other party, which consent will not be unreasonably withheld or delayed in light of all factors of importance to such party. Notwithstanding the foregoing, if the indemnifying party fails to acknowledge in writing its obligation to provide indemnification in respect of such Claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party or to diligently contest and defend such Claim, then (a) the indemnified party alone shall be entitled to contest, defend and settle such Claim in the first instance (in which case, all expenses incurred in connection therewith shall constitute Damages) and, only if the indemnified party chooses not to contest, defend or settle such Claim, the indemnifying party shall then have the right to contest and defend such Claim; and (b) if such dispute has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction or by mutual agreement of the indemnified and indemnifying party, the indemnifying party will, within fifteen (15) days after the date of such resolution or agreement, pay to the indemnified party (subject to Section 4.2(f) below) all reasonable costs, expenses, settlement amounts or other losses paid or incurred by the indemnified person in connection with such Claim.

(e) In the event any indemnified party shall have a claim against any indemnifying party that does not involve a Claim, the indemnified party shall deliver a written notice of such claim to the indemnifying party with reasonable promptness. The failure to give such notice shall not affect whether an indemnifying party is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the indemnifying party’s ability to defend such claim, and then only to the extent of such loss. If the indemnifying party notifies the indemnified party that it does not dispute the claim described in such notice or fails to notify the indemnified party within 30 days after delivery of such notice by the indemnified party that the indemnifying party disputes the claim described in such notice, subject to Section 4.2(f) below, the Damages in the amount specified in the indemnified party’s notice will be conclusively deemed a liability of the indemnifying party and the indemnifying party shall pay the amount of such Damages to the indemnified party on demand. Once the indemnifying party has acknowledged and agreed or been deemed to have acknowledged and agreed to pay any claim pursuant to this Section 4.2(e), or once any dispute under this Section 4.2(e) has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction, the indemnifying party shall (subject to Section 4.2(f) below) pay the amount of such claim to the indemnified party within fifteen (15) days after the date of acknowledgement or resolution, as the case may be, to such account and in such manner as is designated in writing by the indemnified person.

(f) Notwithstanding anything to the contrary contained in this Agreement, the Sellers shall have no liability, nor be subject to any claim or demand under Section 4.2(a) and (b) above, to the extent that the Seller’s aggregate liability for indemnity pursuant to this Section 4.2 exceeds the sum of the Purchase Price plus the Option Consideration; provided, however, that such limitations do not apply in the event of a claim based upon fraudulent misrepresentations by any Seller or any willful or intentional breach by any party of a representation, warranty, or covenant set forth herein.

(g) The right of Purchaser and the Sellers for indemnification under this Agreement or the transactions contemplated hereby shall be subject to the limitations set forth in this 4.2 (which liability is subject to, among other provisions of this Agreement, the limitations on claims for indemnification set forth in Section 4.2(f) above), and such indemnification rights shall be the exclusive remedies of the parties subsequent to the Closing Date for breach of any of the representations, warranties, covenants or agreements contained herein or any right, claim, remedy or action arising from this Agreement or the transactions contemplated hereby, except as otherwise contemplated by 4.8 with respect to injunctive relief or in the event of a claim based upon fraudulent misrepresentations by any party or any willful or intentional breach by any party of a representation, warranty, or covenant set forth herein.

4.3 Complete Agreement. This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the parties hereto with regard to the subject matter hereof. This Agreement (a) is not intended to confer upon any Person any rights or remedies hereunder or with respect to the subject matter hereof except as specifically provided in this Agreement; and (b) may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which counterparts shall together constitute a single agreement. Facsimile signatures shall be fully binding and effective for all purposes as if they were original signatures.

4.4 Further Action. Each Seller hereby agrees that, from time to time after the Closing, at Purchaser’s request and without further consideration, such Seller shall execute and deliver such other instrument of conveyance, assignment and transfer and take such other action as Purchaser reasonably may require to more effectively convey, transfer to and invest in Purchaser, and to put Purchaser in possession of, all of the Securities. Each Seller irrevocably appoints Purchaser as such Seller’s attorney-in-fact to execute and deliver such instruments which are necessary or convenient to convey, transfer to and invest title in Purchaser, and to put Purchaser in possession of, all of the Securities.

4.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been received five business days after having been deposited in the United States mail and enclosed in a registered or certified post-paid envelope; at the open of business on the next succeeding business day after having been sent by overnight courier; when scanned by telegraphic communications equipment of the sending party on a business day, or otherwise at the open of business on the next succeeding business day; or when personally delivered on a business day or otherwise at the open of business on the next succeeding business day; and, in each case, addressed to the respective parties at the addresses stated below, or to such other changed addresses that the parties may have fixed by notice in accordance herewith.

If to a Seller:	Richard L. Rosenfield
6053 W. Century Boulevard, Suite 1100
Los Angeles, CA 90045-6438
	Telephone:	(310) 342-5066
	Facsimile:	(310) 342-5053

Larry S. Flax, or his successors in trust, as Trustee of the Larry S. Flax Revocable Trust dated 6-18-02, as may be amended from time to time
6053 W. Century Boulevard, Suite 1100
Los Angeles, CA 90045-6438
	Telephone:	(310) 342-5055
	Facsimile:	(310) 342-5053

Clint B. Coleman
6053 W. Century Boulevard, Suite 1100
Los Angeles, CA 90045-6438
	Telephone:	(310) 342-4666
	Facsimile:	(310) 568-7778

Geraldine Wise
6053 W. Century Boulevard, Suite 1100
Los Angeles, CA 90045-6438
	Telephone:	(310) 342-5005
	Facsimile:	(310) 342-5040

in each case with a copy to:	Alschuler, Grossman, Stein & Kahan
1620 26th Street, 4th Floor, North Tower
Santa Monica, CA 90404-4060
Attn: Robert L. Kahan, Esq.
	Telephone:	(310) 255-9187
	Facsimile:	(310) 907-2187

If to Purchaser:	California Pizza Kitchen, Inc.
6053 W. Century Boulevard, Suite 1100
Los Angeles, CA 90045-6438
Attn: Susan M. Collyns, Chief Financial Officer and Senior Vice President of Finance
	Telephone:	(310) 342-4620
	Facsimile:	(310) 568-7720

with a copy to:	Pillsbury Winthrop Shaw Pittman LLP
725 South Figueroa Street, Suite 2800
Los Angeles, CA 90071-5406
Attn: Anna M. Graves, Esq.
	Telephone:	(213) 488-7164
	Facsimile:	(213) 226-4017

4.6 Publicity. Without the prior consent of the Selling Shareholders, Purchaser shall not, and without the prior written consent of Purchaser, no Seller shall, and each party shall cause its directors, officers, stockholders, members, employees, heirs, representatives and agents, as applicable, not to, make any public statement or press release with respect to the transactions contemplated by this Agreement or otherwise disclose to any Person the existence, terms, content or effect of this Agreement; provided, however, that if a disclosure is required by law, the party required to make such disclosure shall be permitted to make such disclosure but shall make a good faith effort to consult with Purchaser, in the case of any Seller, and with the Selling Shareholders, in the case of Purchaser, before making the required disclosure.

4.7 Remedies. Subject to Section 4.2(g), in addition to any remedies set out in the specific sections of this Agreement, the parties shall be entitled to any and all legal and equitable remedies, including without limitation, injunctive relief and specific performance, to enforce this Agreement.

4.8 Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

4.9 Attorneys’ Fees. If any litigation shall ensue between the parties concerning the interpretation of or performance under this Agreement, the prevailing party shall recover from the nonprevailing party or parties such party’s reasonable attorneys’ and other fees as fixed by the court or the arbitrator, as the case may be.

4.10 Construction of Agreement. Any captions to, or headings of, the paragraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation of this Agreement. Where the context so requires, words used in any gender shall be deemed to include other genders, and the singular number shall include the plural and vice versa. The Recitals appearing at the beginning of this Agreement, and the exhibits and schedules attached hereto, are hereby incorporated into and are deemed to constitute a part of the operative text of this Agreement. Each party hereto and such party’s counsel have had the full opportunity to review and comment upon, and have reviewed and commented upon, this Agreement, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any exhibits or schedules attached hereto. Unless otherwise expressly stated, references to numbered or lettered Articles, Sections, Subsections, and Exhibits herein refer to Articles, Sections, Subsections, and Exhibits of this Agreement.

4.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a valid, legal and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

4.12 Assignment; Successors and Assigns. Neither party may assign its rights hereunder without the other party’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that Purchaser may assign its rights hereunder without the Sellers’ consent to any affiliate of Purchaser. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment in violation of this Section 4.12 shall be void and of no effect.

4.13 Time of Essence. Time is of the essence of each and every term, condition, obligation, and provision hereof.

4.14 No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto to, any person or entity other than the parties hereto.

4.15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to any principles or statutes of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

PURCHASER:

CALIFORNIA PIZZA KITCHEN, INC., a Delaware corporation

By:	/s/ Susan M. Collyns
Susan M. Collyns,
Senior Vice President, Finance and Chief Financial Officer

SELLERS:

RICHARD L. ROSENFIELD

/s/ Richard L. Rosenfield
Richard L. Rosenfield

LARRY S. FLAX, OR HIS SUCCESSORS IN TRUST, AS TRUSTEE OF THE LARRY S. FLAX REVOCABLE TRUST DATED 6-18-02, AS MAY BE AMENDED FROM TIME TO TIME

By:	/s/ Larry S. Flax
Larry S. Flax, Trustee

CLINT B. COLEMAN

/s/ Clint B. Coleman
Clint B. Coleman

GERALDINE WISE

/s/ Geraldine Wise
Geraldine Wise

EXHIBITS

Exhibit A	Ownership of Securities

Exhibit B	Landlord Consent

EXHIBIT A

Ownership of Securities

Seller	Securities Owned

Richard L. Rosenfeld	500,000 shares Series A Preferred Stock; 1,000,000 shares Common Stock

Larry S. Flax, or his successors in trust, as Trustee of the Larry S. Flax Revocable Trust dated 6-18-02, as may be amended from time to time	500,000 shares Series A Preferred Stock; 1,000,000 shares Common Stock

Geraldine Wise	Options to purchase 20,000 shares of Common Stock

Clint Coleman	Options to purchase 40,000 shares of Common Stock

A-1

EXHIBIT B

Landlord Consent

CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

THIS CONSENT TO ASSIGNMENT (this “Consent”) is made as of April 15, 2005 by Madison Manhattan Village, LLC (“Landlord”).

A. Pursuant to that certain Shopping Center Lease between Landlord and LA Food Show, Inc. (“Tenant”), dated as of December August 28, 2002 (the “Lease”), Tenant leases the premises located in the Shopping Center (as defined in the Lease) at Space No. 1, North Building.

B. All of Tenant’s shareholders other than California Pizza Kitchen, Inc. (“CPK”) are contemplating transferring all of their equity interests in Tenant to CPK or a wholly-owned subsidiary of CPK (the “Stock Transfer”), which Stock Transfer is anticipated to take place no later than April 15, 2005.

C. Pursuant to the Section 17.1 of the Lease: (a) the Stock Transfer is deemed an assignment of the Lease for which Landlord’s consent is needed; (b) Tenant is hereby requesting Landlord’s consent to the Stock Transfer; and (c) Landlord may not withhold its consent to the Stock Transfer.

NOW, THEREFORE, in consideration of the foregoing, and notwithstanding anything to the contrary set forth in the Lease, Landlord hereby consents to the Stock Transfer as of the date hereof in accordance with Section 17.1 of the Lease.

CONSENTED AND AGREED: LANDLORD:

Madison Manhattan Village, LLC

By:
Name:
Title:

B-1

SCHEDULES

SCHEDULE	SUBJECT

2.5	Personal Property Leases

1